Exhibit 5.1

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, NY 10158

July 15, 2013

Receivable Acquisition & Management Corporation

(d/b/a Cornerstone Sustainable Energy)

60 East 42nd Street, 46th Floor

New York, NY 10165

RE:

Registration Statement on Form S-8 relating to 18,600,000 shares of Common Stock under the Receivable Acquisition & Management Corporation 2013 Equity Incentive Award Plan

Ladies and Gentlemen:

We have acted as counsel to Receivable Acquisition & Management Corporation (d/b/a Cornerstone Sustainable Energy), a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of 18,600,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, reserved for issuance under the Receivable Acquisition & Management Corporation 2013 Equity Incentive Award Plan (the “2013 Plan”).

In such connection, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company relating to the authorization and issuance of the Shares, and such other matters as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.  As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the 2013 Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

Very truly yours,

/s/ Davidoff Hutcher & Citron LLP
Davidoff Hutcher & Citron LLP